EMPLOYMENT, CONFIDENTIALITY, AND NONCOMPETE AGREEMENT


                  This Employment, Confidentiality, and Noncompete Agreement ("Agreement") is made and entered into this 17th day of July, 1998, by and among Ferrell Companies, Inc., a Kansas corporation ("FCI"), Ferrellgas, Inc., a Delaware corporation ("FGI"; FCI and FGI are jointly and severally referred to herein as the "Company" or the "Companies", as the context so requires), James
E. Ferrell (the "Executive") and LaSalle National Bank, not in its corporate capacity, but solely as Trustee ("Trustee") of the Ferrell Companies Inc. Employee Stock Ownership Trust.

                  WHEREAS, the James E. Ferrell Revocable Trust, an affiliate of Executive, has made $40,000,000 subordinated loan to FCI pursuant to a Subordinated Note Purchase Agreement dated as of the date hereof (the "Subordinated Loan").

                  WHEREAS, FGI is a wholly-owned subsidiary of FCI and serves as the general partner of Ferrellgas Partners, L.P., a Delaware limited partnership ("Ferrellgas Partners") and Ferrellgas, L.P., a Delaware limited partnership ("Ferrellgas", and referred to herein collectively with Ferrellgas Partners as the "Partnerships"), which are engaged primarily in the retail sale, distribution and marketing of propane (the "Business").

                  WHEREAS, the Companies, through the Partnerships, conduct the Business throughout the United States.

                  WHEREAS, the Companies, through the Partnerships, have expended a great deal of time, money, and effort to develop and maintain proprietary Confidential Information (as defined below) which, if misused or disclosed, could be harmful to the Business.

                  WHEREAS, the success of the Companies depends to a substantial extent upon the protection of the Confidential Information and customer goodwill by all of their employees and the employees of the Partnerships.

                  WHEREAS, the Executive desires to be employed, and to continue to be employed, by the Companies as Chairman of the Board of the Companies.

                  WHEREAS, the Executive desires to be eligible for other opportunities within the Companies and/or compensation increases which otherwise would not be available to the Executive and to be given access to Confidential Information of the Companies and the Partnerships which is necessary for the Executive to perform his duties, but which the Companies would not make available to the Executive but for the Executive's signing and agreeing to abide by the terms of this Agreement as a condition of the Executive's employment and continued employment with the Companies.

                  WHEREAS, the Executive recognizes and acknowledges that the Executive's position with the Companies has provided and/or will continue to provide the Executive with access to Confidential Information of the Companies and the Partnerships.

                  WHEREAS, the Companies compensate their employees to, among other things, develop and preserve goodwill with their customers on each respective Company's behalf and business information for each respective Company's ownership and use.

                  NOW, THEREFORE, in consideration of the compensation and other benefits of the Executive's employment by the Companies and the recitals, mutual covenants and agreements hereinafter set forth, the Executive and the Companies agree as follows:

     Term. The Executive is hereby employed by the Companies, and the Executive hereby accepts such employment upon the terms and conditions set forth herein. The Executive's term of employment under this Agreement shall be for a period of five (5) years, commencing on July 17, 1998 (the "Initial Period"), and shall continue for a period through and including July 17, 2003, unless earlier terminated pursuant to the terms and conditions of this Agreement. Notwithstanding anything herein to the contrary, this Agreement and the term of employment shall be automatically renewed for one year successive periods following the Initial Period (the "Successive Period" and together with the Initial Period, the "Employment Period"), until notice of either party's desire that the Agreement not be renewed for a Successive Period is given by such party on or prior to March 31 of the year in which the next Successive Period shall commence, in which case, subject to Sections 8, 9 and 10, Executives employment under this Agreement shall terminate upon the expiration of the Initial Period or current Successive Period, as the case may be; provided, however, that except as provided in Section 9 (a) the Companies may not terminate any Successive Period for such time as any amount is due under the FCI Subordinated Notes from Ferrell Companies, Inc., a Kansas corporation, to the Executive or his designee dated as of July 17, 1998.

     Duties and Responsibilities. During the Employment Period the Executive shall, on a non-exclusive basis, perform the duties and responsibilities customarily incident to the position of Chairman of the Board of the Companies ("Chairman") and as are consistent with the each Company's Bylaws, as now existing or hereafter amended. The duties and responsibilities of the Executive shall include, but not be limited to, the following:

     chairing the Board of Director meetings for the Companies;

     serving as an ex-officio member of the Senior Management Committee of the Companies;

     providing  strategic  advice and  insights  related to the industry and the
operations   and   development   of  the  Business,   as  well  as   acquisition
opportunities, to the Chief Executive Officer of the Companies;

     interviewing and providing feedback to the Chief Executive Officer of the Companies regarding candidates for senior management positions;

     performing periodic visits to the Companies' district offices at which time advice is provided to area managers and senior field managers, consistent with past practices, and providing feedback to the Chief Executive Officer of the Companies regarding such matters;

     meeting on a regular basis with the Chief Executive Officer of the Companies to provide insight, consultation, guidance, and direction related to the operation and development of the Companies;

     materially participating in company wide meetings, consistent with past practices;

     migrate the role of Chief Operating Officer-Houston as soon as practicable following the date hereof, but in any event no later than July 17, 1999;

     assisting in the re-application of FGI's membership to the National Propane
         Gas Association;

     maintaining PERC board membership until such membership is transferred to another senior officer of FGI, which transfer shall occur as soon as practicable following the date hereof, but in any event no later than July 15, 2003;

     attempting to facilitate the transfer of board membership on the Propane Vehicle Counsel to another senior officer of FGI, as soon as practicable following the date hereof, but in any event no later than July 17, 2003;

     maintaining membership with the World LPG Association as a representative of FGI, until such membership is transferred to another senior officer of FGI, as soon as practicable following the date hereof, but in any event no later than July 17, 2003;

     actively participating in the maintenance and development of appropriate and amicable lender, debtholder, and equity holder relationships; and

     such other senior management activities as may be agreed to in writing by the parties from time to time.

     Performance of Services. During the Employment Period, the Executive agrees to dedicate a reasonably sufficient amount of time per year (which the parties estimate to equate to approximately 1,000 hours) to the accomplishment of his duties and responsibilities and to perform the duties and responsibilities in a diligent, trustworthy, loyal, business-like and efficient manner. The Executive agrees to follow and act in accordance with all of the Companies' rules, policies, and procedures.

                            Compensation.

     (a) Salary. During the Employment Period, the Companies shall pay the Executive as compensation for his services a monthly base salary of not less than ten thousand dollars ($10,000), payable in accordance with the Companies' usual practices. The Executive's base salary shall be eligible for review and increase consistent with practices of the Companies in effect from time to time during the Employment Period, but shall not be reduced. The Executive shall be eligible to participate in such perquisites as may from time to time be awarded to the Executive by the Companies payable at such times and in such amounts as the Companies, in their sole discretion, may determine; provided, however, that such perquisites so awarded are no less favorable to Executive than similar perquisites awarded to other members of the Companies' senior management.

     (b) Personal Service Bonus. As an additional inducement, the Executive shall be entitled to receive a bonus (the "Incentive Bonus") payable by the Companies on the later of: (i) the date the Executive's employment under this Agreement terminates (for any reason; (the "Employment Termination Date");(ii) the date that all indebtedness under the Subordinated Loan has been paid in full (the "Subordinated Loan Payment Date"); or (iii) the Incentive Bonus is permitted to be paid pursuant to the covenants, terms and conditions of any financing documents applicable to FCI (the "Bonus Payment Date"). The amount of the Incentive Bonus shall be equal to .005 of the increase in the equity value of FCI from July 31, 1998 (as determined by an appraisal by the financial advisor to the trustee of the ESOT (the "Appraiser")) to and including the date of the most recent appraisal conducted by the Appraiser prior to the earlier of:
(y) the Employment Termination Date; or (z) the Subordinated Loan Payment Date.

     Benefit Plans. During the Employment Period and as otherwise provided herein, the Executive shall be entitled to participate in any and all employee welfare and health benefit plans (including, but not limited to life insurance, health and medical, dental, and disability plans) and other employee benefit plans (including but not limited to the Companies' 401(k) plan and qualified pension plans) established by the Companies from time to time for the benefit of executive employees of the Companies; provided, however, that nothing herein shall entitle the Executive to participate in any Company employee stock ownership plan or any equity board incentive compensatoin plan of the Company and its affiliates. Such employee benefit plans in which the Executive shall be entitled to participate on the date hereof shall include those listed on
Schedule 5 hereof. The Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and, except as otherwise provided herein, shall be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing herein contained shall be construed as requiring the Companies to establish or continue any particular benefit plan in discharge of their obligations under this Agreement.

     Other Benefits.

     During the Employment Period, the Executive shall be entitled to such other employment benefits extended or provided to other key executives of the Companies, including, but not limited to, payment or reimbursement of all business expenses incurred by the Executive in the performance of his duties and other job related activities set forth in this Agreement or subsequently agreed to by the parties and in the promotion of the Business in accordance with the Companies' customary policies and procedures. The Executive shall submit to the Companies periodic statements of all expenses so incurred. Subject to such audits as the Companies may deem necessary, the Companies shall reimburse the Executive the full amount of any such expenses advanced by him in the ordinary course of business.

     During the Employment Period the Companies shall provide the Executive with office space and administrative support services consistent with past practices.

     The Executive shall be entitled to reimbursement of reasonable expenses incurred by Executive in connection with the negotiation of this Agreement, which shall be paid to Executive upon submission to the Companies of proper vouchers evidencing such expenses and the purposes for which the same were incurred.

     The Board of Directors of the Companies may, in their sole discretion, approve additional benefits to be offered to the Executive at such time as they deem appropriate.

     Deductions from Salary and Benefits. The Companies shall withhold from any compensation or benefits payable to the Executive all customary federal, state, local and other withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

     Death or Disability.

     In the event of the death or termination of employment due to permanent disability of the Executive during the Employment Period, (i) all sums payable to the Executive under this Agreement through the end of the second month following the month in which such event occurs, (ii) all amounts earned by the Executive but not taken at the time of the termination of employment, and (iii) a cash, lump-sum amount equal to three (3) times the greater of (X) 125% of the then current base salary, or (Y) the average compensation paid for the prior three (3) fiscal years, shall be paid to the Executive or the Executive's estate or guardian, as the case may be, as soon as practicable after the death occurs or permanent disability is determined. In addition, if such termination occurs after the third month of the Companies' then fiscal year, sums payable to the Executive shall include a pro rata portion of any amounts to which the Executive would have otherwise been entitled for the year in which such event occurs under any Company perquisite to which Executive is a participant. For purposes of calculating any bonus as applicable pursuant to Section 6(d), to be paid to the Executive pursuant to this Section 8(a), the Executive shall be entitled to the payment of any bonus normally calculated with reference to a future period based upon a percentage of the amount paid for such item in the previous fiscal year; such percentage to be calculated by dividing the number of days of his employment during the Companies' then current fiscal year by the number 365.

     For purposes of this Agreement, "permanent disability" means the impairment of Executive's physical or mental health which makes the performance of duties impractical or impossible as evidenced by the certification of Executive's doctor.

     Termination by the Companies.

     The Executive's duties and responsibilities under this Agreement may be terminated by the Companies for good Cause, subject to the provisions of this Section 9(a), upon at least sixty (60) calendar days' ("Notice Period") written notice ("Notice") to the Executive of their intent to terminate Executive's employment. The Notice shall specify the particulars of such Cause and shall afford the Executive an opportunity to discuss the particulars of such Cause with the Board of Directors of FCI and to cure such Cause to the reasonable satisfaction of the Board of Directors of FCI during the Notice Period. If such Cause shall not be cured accordingly, Executive's employment shall terminate upon expiration of the Notice Period and no compensation shall be due him beyond the date of such termination (other than pursuant to pension or other plans which by their terms provide payments beyond the date of termination in such circumstances). For purposes of this Agreement "Cause" means: (i) the conviction of Executive by a court of competent jurisdiction of, or entry of a plea of nolo contendere with respect to, a felony or any other crime, which other crime involves fraud, dishonesty or moral turpitude which interferes with the performance of Executive's duties, responsibilities or obligations under this Agreement; (ii) fraud or embezzlement related to either of the Companies on the part of Executive; (iii) Executive's chronic abuse of or dependency on alcohol or drugs (illicit or otherwise) which materially interferes with the performance of Executive's duties, responsibilities or obligations under this Agreement; (iv) the material breach by Executive of Sections 15, 16 or 17 hereof, except as permitted pursuant to Section 11 hereof; (v) any act of moral turpitude or willful misconduct by Executive which (A) results in personal enrichment of Executive at the expense of the Companies, or (B) may have a material adverse impact on the Business or reputation of the Companies; (vi) gross and willful neglect of material duties and responsibilities of the Executive pursuant hereto, or an intentional violation of a material term of this Agreement; (vii) any material violation of any statutory or common law fiduciary duty of Executive to FCI or FGI; or (viii) failure by Executive to comply with a material Company policy, as reasonably determined by the Board of Directors of FCI.

     While the parties agree that the Companies may not terminate the Executive's duties and responsibilities under this Agreement except as provided in Section 9(a), if such duties and responsibilities are involuntarily terminated by the Companies for any reason other than for good Cause as noted in
Section 9(a), the Companies shall pay Executive the payments and provide him the benefits specified in Section 8(a) hereof.

     Termination by the Executive. The Executive may terminate his employment under this Agreement upon at least sixty (60) calendar days' ("Executive Notice Period") written notice ("Executive Notice") to the Companies of such termination:

     without Cause, upon expiration of the Executive Notice Period, in which event no compensation shall be due him beyond the date of such termination (other than pursuant to pension or other plans which by their terms provide payment beyond the date of termination); and

     for Executive Cause. The Executive Notice shall specify the particulars of such Executive Cause and during the Executive Notice Period the Executive shall afford the Board of Directors of FCI an opportunity to discuss the particulars of such Executive Cause with the Executive and to cure such Executive Cause to the satisfaction of the Executive during the Executive Notice Period. If such Executive Cause shall not be cured accordingly, Executive's employment shall terminate upon expiration of the Executive Notice Period. In all events, Executive shall be paid all compensation and provided all benefits due him during the Executive Notice Period (and thereafter under Section 8(a)). "Executive Cause" means any of the following to which the Executive does not agree: (i) assignment to the Executive of duties or responsibilities, or the material diminution of duties or responsibilities, that are inconsistent with his position, duties, responsibilities or status as they exist at the commencement of the term of this Agreement; (ii) material change in the reporting responsibilities of the Executive; provided, however, that notwithstanding the effect of changes on the Board under Section 11 hereof, changes in the identity of persons on the Board shall not be considered a change in reporting responsibilities for purposes of this Section; or (iii) withdrawal from the Executive of his title as Chairman or a material breach of any provision of this Agreement by the Companies.

     Effect of Certain Terminations; Change in Control. If (a) any Company or Partnership merges with or is consolidated into another corporation or other entity not theretofore affiliated with any Company or Partnership (i.e., controlled by, controlling or under common control with the Companies or the Partnerships, as applicable) and the Company or Partnership so merging or consolidating is not the surviving entity pursuant to such merger or consolidation, or if all or substantially all of the assets of any Company or Partnership are acquired by another corporation or other entity not theretofore affiliated with either Company or Partnership in a single transaction or a series of related transactions, or if more than a majority of the Board of Directors of either Company changes within a 12-month period, or if FGI is no longer the general partner of the Partnerships, or if either Company registures a class of equity securities under the Securities Exchange Act of 1934 (all such events being referred to herein as "Change in Control"), and (b) within eighteen
(18) months after any such Change in Control the Executive's employment under this Agreement is terminated, then upon such termination or occurence: (i) the Companies shall pay the Executive a cash, lump-sum termination benefit not later than thirty (30) calendar days after such termination equal to three (3) times the greatest of 125% of (A) his then current base salary, (B) the average compensation (base salary plus bonuses, if any) paid for the prior three (3) fiscal years prior to such termination, or (C) the total compensation remaining for the Initial Period, if such Change of Control occurs during the Initial Period, or for the Successive Period, if such occurs during any Successive Period, (ii) the Companies shall pay the Executive any other amounts earned but unpaid, (iii) if such termination occurs after the third month of the Companies' then current fiscal year, the Companies shall pay the Executive a pro rata portion (such proration shall be on the basis that the number of months of his employment during the Companies' then current fiscal year bears to the number 12, considering the month of termination as a month of full employment, and in the case of any plan measured over a full year, such determination and payment shall be made after the close of such year) of any amounts to which he would have otherwise been entitled under any Company perquisite to which Executive is a participant, (iv) the Companies, at their expense, shall continue the Executive's health, accident and life insurance benefits for six (6) months after the month in which such termination occurs (following which the Executive, at his expense, shall have the right to extend such benefits under COBRA for a period of eighteen (18) months), and (iv) Section 17 hereof shall terminate and be of no effect. For purposes of calculating any bonus, if applicable, to be paid to the Executive pursuant to this Section 11, the Executive shall be entitled to the payment of any bonus normally calculated with reference to a future period based upon the total amount paid for such bonus in the three (3) previous fiscal years.

     Mitigation or Reduction of Benefits. Executive shall not be required to mitigate or reduce the amount of any payment upon termination provided for herein by seeking other employment or otherwise nor, except as otherwise specifically set forth herein, shall the amount of any payment or benefits provided upon termination be reduced by any compensation or other amounts paid to or earned by Executive as the result of employment by another employer after such termination or otherwise.

     Certain Additional Payments by the Companies.

                           (a) Notwithstanding anything in this Agreement to the contrary and except as set forth below, in the event it shall be determined that any payment or distribution by the Companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (b) Subject to the provisions of Section 13(c), all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by certified public accounting firm as designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Companies and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Companies. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Companies. Any Gross-Up Payment, as determined pursuant to this Section 13, shall be paid by the Companies to the Executive within five (5) calendar days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Companies and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Companies should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Companies exhaust their remedies pursuant to Section 13(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Companies to or for the benefit of the Executive.

                           (c) The Executive shall notify the Companies in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Companies of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Companies of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Companies (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Companies notify the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

     (1) give the Companies any information reasonably requested by the Companies relating to such claim,

     (2) take such action in connection with contesting such claim as the Companies shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Companies,

     (3) cooperate with the Companies in good faith in order to effectively contest such claim, and

     (4) permit the Companies to participate in any proceedings relating to such claim;

          provided, however, that the Companies shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
         Section 13(c), the Companies shall control all proceedings taken in connection with such contest and, at their sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at their sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Companies shall determine; provided, however, that if the Companies direct the Executive to pay such claim and sue for a refund, the Companies shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d) If, after the receipt by the Executive of an amount advanced by the Companies pursuant to Section 13(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Companies' complying with the requirements of Section 13(c)) promptly pay to the Companies the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Companies pursuant to Section 13(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Companies do not notify the Executive in writing of their intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     Indemnification. The Companies shall indemnify the Executive to the fullest extent permitted by law against any liability he incurs, or which is threatened against him, during or after termination of his employment, by reason of the fact that he is or was a director, officer, employee or agent of the Companies, or is or was serving at the request of the Companies as a director, officer, employee or agent of another corporation or other entity. In providing such indemnification, and in addition to and not in lieu of its general obligations to indemnify the Executive, the Companies shall reimburse the Executive upon demand for all reasonable expenses and payments incurred or made by the Executive relating to any matter for such indemnification hereunder is due.

                  15. Confidential Information. The Executive acknowledges that the information, observations and data (whether in human or machine readable form) obtained by him while employed by the Companies concerning the business or affairs of the Companies, a Partnership, or any other affiliate, including any information pertaining to the Business which is not generally known in the propane industry, including, but not limited to, trade secrets, internal processes, designs, design information, products, test data, research and development plans and activities, equipment modifications, techniques, software and computer programs and derivative works, business and marketing plans, projections, sales data and reports, confidential evaluations, compilations and/or analyses of technical or business information, profit margins, customer requirements, costs, profitability, sales and marketing strategies, pricing policies, strategic plans, training materials, internal financial information, operating and financial data and projections, names and addresses of customers, inventory lists, sources of supplies, supply lists, employee lists, mailing lists, and information concerning relationships between any Company or
Partnership  and  their  employees  or  customers  which  gives  or may give the
Companies or the Partnerships an advantage over competitors ("Confidential Information") are the property of the Company, the Partnership or such other affiliate, as applicable. Therefore, Executive agrees that he shall not use any Confidential Information other than in connection with performing the Executive's services for or on behalf of the Companies in accordance with this Agreement, or disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board of the Companies, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Companies at the termination of Executive's employment, or at any other time the Companies may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the Business which he may then possess or have under his control. The Companies and the Executive acknowledge that: (a) the Confidential Information is commercially and competitively valuable to the Companies and their affiliates; (b) the unauthorized use or disclosure of the Confidential Information would cause irreparable harm to the Companies and their affiliates; (c) the Companies have taken and are taking all reasonable measures to protect their legitimate interest in the Confidential Information, including, without limitation, affirmative action to safeguard the confidentiality of such Confidential Information; (d) the restrictions on the activities in which Executive may engage set forth in this Agreement, and the periods of time for which such restrictions apply, are reasonably necessary in order to protect the Companies' legitimate interests in their Confidential Information; and (e) nothing herein shall prohibit the Companies from pursuing any remedies, whether in law or equity, available to the Companies for breach or threatened breach of this Agreement, including the recovery of damages from Executive.

                  16. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Companies' actual or anticipated business (to the extent the Executive is aware thereof), research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Companies or any of their affiliates (whether prior to or during the Employment Period) ("Work Product") belong to the Companies or such other affiliate, and Executive hereby assigns to the Companies his entire right, title and interest in any such Work Product. Executive will promptly disclose such Work Product to the Board of the Companies and perform all actions reasonably requested by the Board of the Companies (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     Noncompete; Nonsolicitation.

     Executive acknowledges that in the course of his employment with the Companies he will become familiar with Confidential Information and that his services will be of special, unique and extraordinary value to the Companies. Therefore, Executive agrees that, during the time he is employed by the Companies pursuant hereto and thereafter for the period of time of five (5) years (ii) until the payment in full of the Senior Secured Notes (as defined in the Subordinated Note Purchase Agreement) and any indebtdness incurred in connection with any extensions, renewals, replacements or refinancing of the indebtedness evidenced thereby in the extent that all or any portion of the Subordiantd Loan has been transferred or assigned to any person who is not a "Permitted Assignee" (as defined in the Subordinated Note Purchase Agreement)(the "Noncompete Period"), Executive shall not directly or indirectly own, manage, control, or engage in any business with any person (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) whose business is substantially similar to the Business (as defined in the first "Whereas" clause of this Agreement, and for purposes of this Section 17, shall be limited to the retail aspects of the Business) as such business exists or is in process on the date of the termination of Executive's employment, within any geographical area in which the Companies engage in Business on the date of the termination of Executive's employment; provided, however, that nothing herein shall prohibit the Executive either directly or indirectly from owning, managing, controlling or engaging in any business which competes with the Companies in areas other than the retail sale of propane gas.

     Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Companies or any affiliate of the Companies to leave the employ of the Companies or such affiliate, or in any way interfere with the relationship between the Companies and any employee thereof, (ii) hire any person who was an employee of the Companies at any time within the six-month period prior to the date of termination of Executive's employment with the Companies or any affiliate thereof, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, franchisor or other business relation of the Companies or any affiliate to cease doing business with the Companies or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, franchisor or business relation and the Companies or any affiliate thereof.

     The Companies and the Executive agree that: (i) the covenants set forth in this Section 17 are reasonable in geographical and temporal scope and in all other respects, (ii) the Companies would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Companies to enter into this Agreement.

     If, at the time of enforcement of this Section 17, a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     The Executive hereby agrees that he shall at no time either prior to or following expiration of the Noncompete Period use the name "Ferrellgas" in any business venture unrelated to FGI engaged in by Executive without the prior written consent of the FGI; provided, however, that nothing herein shall be construed to limit the Executive from using the name "Ferrell" in any context which is not substantially related to the Business of the Companies.

     Companies' Right to Injunctive Relief, Tolling. In the event of a breach or threatened breach of any of the Executive's duties and obligations under the terms and provisions of Sections 15, 16 or 17 hereof, the Companies shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary, and permanent injunctive relief restraining such breach or threatened breach. The Executive hereby expressly acknowledges that the harm which might result to the Business as a result of any noncompliance by the Executive with any of the provisions of Sections 15, 16 or 17 hereof would be largely irreparable.

     Judicial Enforcement. If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this
Section is reasonable in view of the parties' respective interests.

     Executive Warranties and Representations. The Executive warrants and represents that the execution and delivery of the Agreement and the Executive's employment with the Companies do not violate any previous employment agreement or other contractual obligation of the Executive.

     Payments to Executive. For the avoidance of doubt, while the Companies are jointly and severally liable for payments due to the Executive hereunder nothing herein shall be construed to entitle the Executive to duplicate compensation or benefits to be paid by both of FCI and FGI pursuant hereto. Payments due to the Executive by the Companies shall be paid by FCI and/or FGI as determined appropriate by the Board of Directors of FGI.

     Covenants.

     The Companies hereby covenant that unless the Executive's employment is terminated for good Cause pursuant to Section 9 (a) hereof, they shall ensure that during the Employment Period, (i) the Executive is elected to the Board of Directors of the Companies and that the Executive shall be appointed as Chairman, (ii) the Executive, and Danley K. Sheldon and Elizabeth Solberg are elected as the Plan Administrator as defined in, and pursuant to, the Ferrell Companies, Inc. Stock Ownership Plan, and that they are, and they each remain, for so long as they are Directors of the Company, the only members thereof, and
(iii) the Plan Administrator directs the Trustee that the Executive is elected to the Board of the Companies and appointed Chairman thereof.

     The Trustee, subject to its duties to comply with applicable provisions of ERISA and the Department of Labor regulations promulgated in connection therewith, hereby covenants to vote the capital stock of the Ferrell Companies Inc. Employee Stock Ownership Trust to elect the Executive to the Board of the Companies.

     The Executive may designate in writing to the Companies, a replacement director (the "Designee") to take Executive's place on the Board of Directors of the Companies in the event of termination of Executive's employment pursuant to
Section 8, 9 or 10 hereof at such time as the FCI Subordinated Notes are outstanding. The Companies acknowledge that in the event of such a termination of Executive's employment and for such time as the FCI Subordinated Notes are outstanding and held directly or indirectly by the Executive's trust, estate, hiers or beneficiaries, the Executive or the Executor (or guardian, as the case may be) of the Executive's estate shall have the right to appoint the Designee, or if not so designated by Executive pursuant hereto, in its sole discretion to designate the Designee, and the Companies hereby covenant to ensure that the Designee is elected to the Board of the Companies.

     In the event that the  Executive's  employment  is  terminated  pursuant to
Section 8, 9 or 10 hereof at such time as the FCI Subordinated Notes are outstanding, the Trustee, subject to compliance with applicable ERISA and the Department of Labor regulations promulgated thereunder, hereby covenants to vote the capital of the Ferrell Companies Inc. Employee Stock Ownership Trust to elect the Designee to the Board of the Companies, for such period as the FCI Subordinated Notes are outstanding and held directly or indirectly by the Executive's estate, hiers or beneficiaries.

          In the event of a breach or threatened breach of this Section 22, the Executive shall be entitled, in addition to any other legal or equitable remedies he may have in connection therewith (including any right to damages that he may suffer) to temporary, preliminary, and permanent injunctive relief restraining such breach or threatened breach.

     Survival.  The provisions of this Agreement,  except as otherwise  provided
herein,   shall   continue  in  full  force  in  accordance   with  their  terms
notwithstanding any termination of the Executive's employment by the Companies.

     Right to Recover Costs and Fees. The Executive and the Companies undertake and agree that if either the Executive or a Company breaches or threatens to breach this Agreement (the "Breaching Party"), the Breaching Party shall be liable for any attorneys' fees and costs incurred by the non-Breaching Party in enforcing the non-Breaching Party's rights hereunder.

     Entire Agreement, Amendments and Modifications. This Agreement constitutes the entire agreement and understanding of the parties regarding the employment of the Executive by the Companies and supersedes all prior agreements and understandings between the Executive and the Companies to the extent that any such agreements or understandings conflict with the terms of this Agreement. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

     Assignments. This Agreement shall be freely assignable by the Companies to, and shall inure to the benefit of and be binding upon, their successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Companies. Being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by the Executive.

     Choice of Forum; Governing Law. In light of the Companies' substantial contacts with the State of Missouri, the parties' interests in ensuring that disputes regarding the interpretation, validity, and enforceability of this Agreement are resolved on a uniform basis, and the Companies execution of, and the making of, this Agreement in Missouri, the parties agree that: (i) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted in the state or federal courts in the State of Missouri; and (ii) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

     Headings and Interpretation. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". References to the singular or plural tense of a word shall also include the plural or singular as the context may require.

     Neutral Construction. Each party acknowledges that in the negotiation and drafting of this Agreement, they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that they and their counsel have had a substantial role in such negotiation and drafting and, therefore, the parties agree that this Agreement shall be deemed to have been drafted by all the parties hereto and the rule of construction to the effect that any contract ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit hereto.

     Notices. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered with written receipt thereof, (ii) sent by certified or registered mail, return receipt requested, postage prepaid or (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows (or at such other address for a party as shall be specified by like notice):

(a) If to the Executive, to:            Mr. James E. Ferrell
                                        2142 Inwood Drive
                                        Houston, Texas  77019

(b) With a copy to:                     Bryan Cave LLP
                                        One Kansas City Place
                                        1200 Main Street
                                        Kansas City, Missouri 64105
                                        Attn: John M. Edgar, Esq.

(c) If to FGI, to:                      Ferrellgas, Inc.
                                        One Liberty Plaza
                                        Liberty, Missouri  64068
                                        Attention: Mr. Danley K. Sheldon,
                                        President

(d) If to FCI, to:                      Ferrell Companies, Inc.
                                        One Liberty Plaza
                                        Liberty, Missouri  64068
                                        Attention: Mr. Danley K. Sheldon,
                                   `    President

(e) If to the Trustee, to:              LaSalle National Bank
                                        Trust & Asset Management
                                        135 S. LaSalle, 19th Floor
                                        Chicago, Illinois 60606-5096
                                        Attn: William W. Merten, Esq.

(f) With a copy to:                     McDermott, Will & Emery
                                        277 West Monroe Street
                                        Chicago, Illinois 60606-5096
                                         Attn: William W. Merten, Esq.

          A Notice shall be deemed to have been given as of the date when (i) personally delivered as indicated by date of receipt, (ii) five (5) days after the date when deposited with the United States certified mail, return receipt requested, properly addressed, or (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     32.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.



FERRELL COMPANIES, INC.                     EXECUTIVE


By:       /s/ Kevin T. Kelly                By:  /s/ James E. Ferrell
----------------------------                ---------------------------
Kevin T. Kelly                              James E. Ferrell
Vice President



FERRELLGAS, INC.                            TRUSTEE


By: /s/  Kenneth A. Heinz                   By:  /s/ E. Vaughn Gordy
--------------------------                  -----------------------------------
Kenneth A. Heinz                            E. Vaughn Gordy, on behalf of
Assistant Secretary                         LaSalle National Bank, solely as
                                           Trustee of the Ferrell Companies Inc.
                                            Employee Stock Ownership Trust,
                                            and not in Mr.Gordy's individual
                                            capacity or LaSalle National Bank's
                                            corporate capacity.



PLEASE NOTE: BY SIGNING THIS AGREEMENT, EXECUTIVE IS HEREBY CERTIFYING THAT EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS EXECUTIVE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

                                   Schedule 5

                             Employee Benefit Plans


                  The following is a listing of the benefit plans available to James E. Ferrell:


                   Comprehensive medical plan.

                   Dental plan.

                   Vision plan.

                   Short-term disability plan.

                   Long-term disability plan.

                   Employee life insurance - maximum of $500,000.

                   Dependent life insurance.

                   Accidental death and disability - maximum of $300,000.

                   401(k) plan - maximum employee  contribution of 15%; employer match of 50% of first 8% of employee contribution. Maximum contributions subject to statutory limitations.

                   Profit sharing plan - discretionary  employer contribution to
                  retirement   plan.    Contribution    subject   to   statutory
                  limitations.

                   Supplemental   savings   plan   -   non-qualified    deferred
                  compensation plan. Maximum contribution of 100% of earnings, subject to annual limitation. This plan provides the balance of the 4% match contemplated by the 401(k) plan for Employee's capped out of the 401(k) plan due to statutory limitations.